UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Isdera, North America, Inc.
 (Exact name of registrant as specified in its charter)

New York	11-2885989
(State of Incorporation)	(IRS Employer Identification Number)

50 Pine Drive
Cold Spring Harbor New York 11724
(516) 971-3385
(Address of principal executive offices)

Title of each class to be so registered NOT APPLICABLE	Name of each exchange on which each class is to be registered NOT APPLICABLE

Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) check the following box. ☒

Securities Act registration statement file number to which this form relates:       333-138059

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001
(Title of class)

Item 1.  Description of Registrant's Securities to be Registered.
The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-138059) is incorporated by reference into this registration statement.

Item 2.  Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit	Description of Exhibit
3.1 (2)	Certificate of Incorporation of ISDERA, NORTH AMERICA, INC.
3.2 (2)	Amendment to Certificate of Incorporation of ISDERA NORTH AMERICA, INC.
3.3 (1)	By-laws of ISDERA, NORTH AMERICA, INC.
10.1 (2)	Note with Wibeke Albrecht for a total of $52,862, dated August 9, 2006
99.1 (1)	Consulting Agreement between Isdera North America Inc. and Kingsgate Development, Ltd.
99.2 (1)	Consulting Agreement between Isdera North America Inc. and Eastern Glow Investment, Ltd.

(1)	Previously filed with the Commission as Exhibits to Form SB-2, filed October 18, 2006
(2)	Previously filed with the Commission as Exhibits to Form SB-2, filed May 7, 2007

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Isdera, North America, Inc.
(Registrant)

Dated: October 3, 2007
By:/s/  Ruediger Albrecht
            Ruediger Albrecht, President